Exhibit 99.1
Revance Reports Second Quarter 2023 Financial Results,
Provides Corporate Update

–Q2 total revenue of $58.1 million, a YoY increase of 104.9%.
–Q2 RHA® Collection revenue of $31.8 million, a YoY increase of 24.7%.
–Q2 DAXXIFY® revenue of $22.6 million, a QoQ increase of 47.1%.
–Bolstered financial position with $100 million net proceeds from ATM program and $50 million in notes available to be issued through Athyrium Capital on or before August 31, 2023.
–PDUFA date of August 19, 2023 for DAXXIFY® for the treatment of cervical dystonia.
–Conference call and webcast today at 4:30 p.m. ET.

NASHVILLE, Tenn., August 8, 2023 - Revance Therapeutics, Inc. (RVNC, www.revance.com), today reported financial results for the second quarter ended June 30, 2023 and provided a corporate update.

Financial Highlights

•Total revenue for the second quarter ended June 30, 2023 was $58.1 million compared to $28.4 million for the same period last year, representing an increase of 104.9% primarily due to the sales growth of the RHA® Collection of dermal fillers and the commercialization of DAXXIFY®. Revenue for the second quarter included $31.8 million of RHA® Collection revenue, $22.6 million of DAXXIFY® revenue and $3.7 million of service revenue. Revenue for the six months ended June 30, 2023 was $107.5 million compared to $53.6 million for the same period in 2022.

•Selling, general and administrative (SG&A) expenses for the three and six months ended June 30, 2023 were $77.4 million and $143.4 million compared to $47.8 million and $92.9 million, respectively, for the same periods in 2022, presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The quarterly increase was primarily due to higher sales and marketing expenses related to DAXXIFY® and the RHA® Collection. Excluding depreciation, amortization and stock-based compensation, non-GAAP SG&A expenses were $64.2 million and $117.8 million, respectively, for the three and six months ended June 30, 2023.

•Research and development (R&D) expenses for the three and six months ended June 30, 2023 were $22.8 million and $46.0 million compared to $24.9 million and $55.6 million, respectively, for the same periods in 2022. The quarterly decrease was primarily due to the effects of capitalizing certain manufacturing-related expenses for DAXXIFY®. Excluding depreciation, amortization and stock-based compensation, non-GAAP R&D expenses were $19.0 million and $36.9 million, respectively, for the three and six months ended June 30, 2023.

•Total operating expenses for the three and six months ended June 30, 2023 were $123.6 million and $231.0 million compared to $86.2 million and $173.7 million, respectively, for the same periods in 2022. Excluding costs of revenue, depreciation, amortization and stock-based compensation, non-GAAP operating expenses were $83.2 million and $154.7 million, respectively, for the three and six months ended June 30, 2023.

•Net loss for the three and six months ended June 30, 2023 was $67.3 million and $127.1 million, respectively, compared to a net loss of $61.4 million and $125.8 million for the same periods in 2022.

•Cash, cash equivalents and short-term investments as of June 30, 2023 were $319.7 million.

•At-the-market (ATM) program. During the second quarter, the company issued 3.2 million shares of common stock pursuant to the company’s ATM offering, which provided net proceeds of $100 million.

•Note purchase agreement with Athyrium Capital. On August 8th, Revance and Athyrium Capital amended the company’s existing Note Purchase Agreement entered into on March 18, 2022. Pursuant to the amendment, the committed 8.5% Second Tranche note was reduced from $100 million to $50 million, and the uncommitted Third Tranche note was increased from $100 million to $150 million. The company expects to issue its Second Tranche note of $50 million on or before August 31, 2023, provided certain conditions are met.

“We are very pleased with our strong Q2 performance highlighted by DAXXIFY’s first full quarter of launch and the continued growth of the RHA® Collection. With regards to DAXXIFY®, we remain very encouraged by the product’s performance, uptake, and ongoing demand. Coupled with the strong execution of our commercial team, we continue to believe we have the right people, products and strategy in place to realize our blockbuster potential in aesthetics,” said Chief Executive Officer, Mark J. Foley. “Given our growth, we have taken prudent steps to significantly bolster our financial position to ensure that we have the necessary resources to support our aesthetics business while also preparing for our entry into the therapeutics market. We believe we are well positioned for our opportunities ahead and look forward to sharing more on our business and outlook at our upcoming Investor Day in September.”

Second Quarter Highlights and Subsequent Updates
•Total DAXXIFY® sales generated through Q2 of 2023 was $49.0 million, which surpassed the total sales generated by any competitor to Botox® in their first launch year.
•The onboarding of 50 additional aesthetic salespeople was completed in the second quarter 2023, bringing the company’s total aesthetic sales force to more than 150 people.
•Accounts across Revance’s aesthetic portfolio totaled over 6,000 at the end of the second quarter 2023.
•Revance launched its first unbranded, “Break Up with Botox®”, direct-to-consumer campaign, driving strong consumer awareness across key channels and platforms. Since its initiation in June, the targeted campaign garnered 57 million impressions and over 9 million views.
•In July, the U.S. Food and Drug Administration (FDA) approved the expansion of RHA® 4’s label to include cannula use. RHA® 4 is indicated for the correction of moderate to severe dynamic facial wrinkles and folds, such as nasolabial folds.
•Gross payment volume (GPV) for the OPUL® Relational Commerce platform totaled $173 million for the second quarter 2023 and $697 million for the trailing-twelve months ended June 30, 2023.
•Fosun Pharma’s biologics license application (BLA) for DAXXIFY® for cervical dystonia was accepted for review by China’s National Medical Products Administration (NMPA). This is Fosun Pharma’s second BLA acceptance for DAXXIFY® by China’s NMPA.
Financial Outlook
Revance expects 2023 GAAP operating expenses to be $460 million to $480 million and non-GAAP operating expenses, which exclude costs of revenue, depreciation and amortization and stock-based compensation to be $320 million to $340 million. Revance expects 2023 non-GAAP research and development expenses to be $80 million to $90 million. The company’s non-GAAP operating expense guidance for 2023 primarily reflects increased investments in its aesthetics commercial infrastructure, including sales team expansion, DAXXIFY® and RHA® Collection commercial investment, and biosimilar partnership investment.
With current cash, cash equivalents and short-term investments, $50 million in notes the company plans to issue through Athyrium Capital, provided certain conditions are met, and anticipated revenues and expenditures, management projects that the company will be funded to cash flow break-even.

Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT/4:30 p.m. ET on August 8, 2023 to discuss its financial results and provide a corporate update. Individuals interested in listening to the conference call may do so by dialing (888) 330-3637 or from the webcast link in the investor relations section of the company's website at: www.revance.com.
A replay of the call will be available beginning August 8, 2023, at 4.30 p.m. PT/7.30 p.m. ET until November 9, 2023 at 4.30 p.m. PT / 7.30 p.m. ET. To access the replay, please register through the webcast link found in the investor relations section of the company’s website. The webcast will be available in the investor relations section on the company's website for 90 days following the completion of the call.
About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that elevate patient and physician experiences. Revance’s aesthetics portfolio of expertly created products and services, including DAXXIFY® (DaxibotulinumtoxinA-lanm) for injection, the RHA® Collection of dermal fillers, and OPUL®, the first-of-its-kind Relational Commerce platform for aesthetic practices, delivers a differentiated and exclusive offering for the company’s elite practice partners and their consumers. Revance has also partnered with Viatris Inc. to develop a biosimilar to onabotulinumtoxinA for injection, which will compete in the existing short-acting neuromodulator marketplace. Revance’s therapeutics pipeline is currently focused on muscle movement disorders including evaluating DAXXIFY® in two debilitating conditions, cervical dystonia and upper limb spasticity.
Revance is headquartered in Nashville, Tennessee, with additional office locations in Newark and Irvine, California. Learn more at www.Revance.com, www.RevanceAesthetics.com, www.DAXXIFY.com, or connect with us on LinkedIn (https://www.linkedin.com/company/revance/mycompany/verification/).

“Revance” and the Revance logo, DAXXIFY®, and OPUL® are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to our 2023 financial outlook, milestone expectations, future expenses, and financial position; the availability of the Second Tranche; our expected cash flow breakeven; our ability to successfully commercialize DAXXIFY®; our blockbuster potential; the PDUFA date and potential approval of our sBLA submission for cervical dystonia and our entry into the therapeutics market; the growth potential of our products, services and our business; our investor day plans; the potential to set a new standard of care; consumer preferences and behavior; the potential benefits of our products and services, including DAXXIFY®, the RHA® Collection of dermal fillers and OPUL®; the extent to which our products and services are considered innovative and differentiated; the commercialization of DAXXIFY® through our Fosun partnership; development of a biosimilar to onabotulinumtoxinA for injection with our partner, Viatris; and our business and marketing strategy, timeline and other goals, plans and prospects, including our commercialization plans; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate to, but are not limited to: our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, revenues, capital requirements, our financial performance and the economics of DAXXIFY®, the RHA® Collection of dermal fillers and OPUL®; the risk of future goodwill impairment charges; our ability to comply with our debt obligations and draw on our debt; the impact of macroeconomic factors on our manufacturing operations, supply chain, end user demand for our products and services, the aesthetics market, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability to maintain approval of our products; our ability and the ability of our partners to manufacture supplies for DAXXIFY® and our drug product candidates; our ability to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates and third-party manufacturers; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY®, the RHA® Collection of dermal fillers, and our drug product candidates, if approved; our ability to successfully commercialize DAXXIFY® and to continue to successfully commercialize the RHA® Collection of dermal fillers and OPUL®; the timing and cost of commercialization activities; the proper training and administration of our products by physicians and medical staff; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with laws and regulations; our ability to effectively manage our expanded operations in connection with the acquisition of Hint, Inc. ; the rate and degree of commercial acceptance, market, competition and growth potential of OPUL®; the profitability of and our ability to scale OPUL®, the features and functionalities and benefits to practices and patients of OPUL®; interruptions or performance problems associated with OPUL®; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; our ability to limit or mitigate cybersecurity incidents; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risk Factors" on our Form 10-K filed with the SEC on February 28, 2023, and including, without limitation, our Form 10-Qs for the quarters ended March 31, 2023 and June 30, 2023, filed on May 9, 2023 and expected to be filed with the SEC on August 8, 2023, respectively. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include non-GAAP selling, general and administrative expenses, which excludes depreciation, amortization and stock-based compensation; non-GAAP R&D expense, which excludes depreciation, amortization and non-cash stock-based compensation; and total non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization and stock-based compensation. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Certain non-GAAP measures included in this release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable effort because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation, amortization, and stock-based compensation. The unavailable information could have a significant impact on the company’s GAAP financial results.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 510-279-6886
Jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$141,235	$108,965
Restricted cash, current	275	—
Short-term investments	178,488	231,742
Accounts receivable, net	17,043	11,339
Inventories	34,448	18,325
Prepaid expenses and other current assets	7,458	4,356
Total current assets	378,947	374,727
Property and equipment, net	12,690	13,799
Goodwill	77,175	77,175
Intangible assets, net	28,461	35,344
Operating lease right-of-use assets	34,438	39,223
Finance lease right-of-use asset	26,460	6,393
Restricted cash, non-current	7,145	6,052
Finance lease prepaid expense	27,500	27,500
Other non-current assets	4,719	1,687
TOTAL ASSETS	$597,535	$581,900
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,345	$4,546
Accruals and other current liabilities	39,535	59,357
Deferred revenue, current	5,433	6,867
Finance lease liability, current	15,505	669
Operating lease liabilities, current	5,261	4,243
Total current liabilities	74,079	75,682
Debt, non-current	380,348	379,374
Deferred revenue, non-current	82,213	78,577
Operating lease liabilities, non-current	31,274	34,182
Other non-current liabilities	2,835	1,485
TOTAL LIABILITIES	570,749	569,300
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.001 per share — 190,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 87,949,987 and 82,385,810 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	88	82
Additional paid-in capital	1,908,244	1,767,266
Accumulated other comprehensive loss	(61)	(374)
Accumulated deficit	(1,881,485)	(1,754,374)
TOTAL STOCKHOLDERS’ EQUITY	26,786	12,600
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$597,535	$581,900

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$54,393	$25,483	$100,051	$46,320
Service revenue	3,721	1,226	7,278	2,082
Collaboration revenue	20	1,659	136	5,227
Total revenue	58,134	28,368	107,465	53,629
Operating expenses:
Cost of product revenue (exclusive of depreciation and amortization)	17,607	8,121	30,094	15,449
Cost of service revenue (exclusive of amortization)	3,700	1,402	7,384	1,967
Selling, general and administrative	77,384	47,847	143,395	92,922
Research and development	22,807	24,913	45,984	55,642
Depreciation and amortization	2,135	3,927	4,139	7,712
Total operating expenses	123,633	86,210	230,996	173,692
Loss from operations	(65,499)	(57,842)	(123,531)	(120,063)
Interest income	3,148	619	6,118	695
Interest expense	(4,368)	(3,874)	(8,865)	(5,805)
Other expense, net	(599)	(338)	(833)	(604)
Net loss	(67,318)	(61,435)	(127,111)	(125,777)
Unrealized gain (loss)	64	(327)	313	(368)
Comprehensive loss	$(67,254)	$(61,762)	$(126,798)	$(126,145)
Basic and diluted net loss	$(67,318)	$(61,435)	$(127,111)	$(125,777)
Basic and diluted net loss per share	$(0.80)	$(0.88)	$(1.54)	$(1.82)
Basic and diluted weighted-average number of shares used in computing net loss per share	83,685,919	70,061,457	82,417,064	69,202,062

REVANCE THERAPEUTICS, INC.

Product Revenue Breakdown (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Product:
RHA® Collection of dermal fillers	$31,767	$25,483	$62,047	$46,320
DAXXIFY®	22,626	—	38,004	—
Total product revenue	$54,393	$25,483	$100,051	$46,320

Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
SG&A expense:
GAAP SG&A expense	$77,384	$47,847	$143,395	$92,922
Adjustments:
Stock-based compensation	(12,178)	(6,528)	(22,443)	(14,692)
Depreciation and amortization	(1,040)	(1,018)	(3,182)	(2,152)
Non-GAAP SG&A expense	$64,166	$40,301	$117,770	$76,078

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
R&D expense:
GAAP R&D expense	$22,807	$24,913	$45,984	$55,642
Adjustments:
Stock-based compensation	(3,421)	(2,735)	(6,238)	(8,934)
Depreciation and amortization	(355)	(506)	(2,828)	(963)
Non-GAAP R&D expense	$19,031	$21,672	$36,918	$45,745

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Operating expenses:
GAAP operating expenses	$123,633	$86,210	$230,996	$173,692
Adjustments:
Costs of revenue (exclusive of depreciation, amortization, and stock-based compensation)	(20,359)	(9,523)	(36,530)	(17,416)
Stock-based compensation	(16,547)	(9,263)	(29,629)	(23,626)
Depreciation and amortization	(3,530)	(5,451)	(10,149)	(10,827)
Non-GAAP operating expenses	$83,197	$61,973	$154,688	$121,823